
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 3 financial statement for twelve months ended December 31, 1995 and is qualified in it sentirety by references to funds financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                       1,059,995
<SECURITIES>                                         0
<RECEIVABLES>                                   33,740
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               562,514
<PP&E>                                      29,309,637<F1>
<DEPRECIATION>                              16,581,742<F2>
<TOTAL-ASSETS>                              14,384,144
<CURRENT-LIABILITIES>                          708,773
<BONDS>                                     19,826,601<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (6,150,690)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                14,384,144
<SALES>                                      6,352,337
<TOTAL-REVENUES>                             6,352,337
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,137,104<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,763,126
<INCOME-PRETAX>                              (547,893)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (547,893)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (547,893)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $28,790,053 and deferred expenses of $519,584.
<F2>Includes depreciation of $16,460,550 and amortization of deferred expenses of
$121,192.
<F3>Represents mortgage note payable.
<F5>Includes operating expeses of $2,880,208, real estate taxes of $17,945 and depreciation/amortization of $1,738,951.
<F4>Represents total equity of general partners ($297,600) and limited partners
($5,853,090).
<F6>Net loss allocated (27,395) to general partners (520,498) to limited parnters for the nine months ended 12/31/95. Average net loss (20.82) per unit for 25,000 units outstanding.

